Exhibit 10.24.1
AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS AMENDMENT (this “Amendment”) TO THE EMPLOYMENT AGREEMENT, dated as of November 9, 2006 between Brightpoint, Inc., an Indiana corporation (the “Employer” or the “Company”), and Vincent Donargo (the “Employee”) is entered into as of December 30, 2008.
     WHEREAS, the Employer and the Employee have entered into an employment agreement, dated as of November 1, 2006 (the “Agreement”); and
     WHEREAS, the Employer and Employee wish to amend certain sections of the Agreement as provided below.
     NOW, THEREFORE, in consideration of the premises and mutual benefits and covenants contained herein, the parties hereto agree as follows:
     1. Unless the context indicates otherwise, capitalized terms used and not defined in this Amendment shall have the respective meanings assigned thereto by the Agreement.
     2. This Amendment is effective as of the date first set forth above, except as specifically provided otherwise.
     3. Section 7.F. of the Agreement shall be amended and restated in its entirety as follows:
     “F. If the Employer terminates the Employee’s employment and this Agreement, other than for Cause (as defined in Section 5), death or disability, or other than as a result of the Employee’s termination of this Agreement or his resignation, then the separation payment provided for in Section 7.C. above shall be paid in a lump-sum cash payment within thirty (30) days after the effective date of the Separation Agreement.”
     4. A new Section 11 is added to the Agreement as follows:
     “XI. Compliance with Code Section 409A. It is intended that any amounts payable under this Agreement and the Employer’s and the Employee’s exercise of authority or discretion hereunder shall comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including the Treasury regulations and other published guidance relating thereto, so as not to subject the Employee to the payment of any interest or additional tax imposed under Code Section 409A. To the extent any amount payable to the Employee from the Employer, per this Agreement or otherwise, would trigger the additional tax imposed by Code Section 409A, the payment arrangements shall be modified to avoid such additional tax. Notwithstanding any provision in the Agreement to the contrary, as needed to comply with Code Section 409A, payments due under this Agreement shall be subject to a six (6) month delay such that amounts otherwise payable during the six (6) month period following the Employee’s separation from service shall be accumulated and paid in a lump-sum catchup payment as of the first day of the seventh-month following separation from service.”

     5. Miscellaneous.
          (a) This Amendment is a legal and binding obligation of the parties, enforceable in accordance with its terms.
          (b) This Amendment shall be construed in accordance with the internal laws and not the choice of law provisions of the State of Indiana.
          (c) Except as specifically amended hereby, the Agreement shall remain in full force and effect. In the event the terms of the Agreement conflict with this Amendment, the terms of this Amendment shall control.
          (d) Except as otherwise provided herein, this Amendment contains the entire understanding between the parties, and there are no other agreements or understandings between the parties with respect to the subject matter hereof. No alteration or modification hereof shall be valid except by a subsequent written instrument executed by the parties hereto.
          (e) This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute only one agreement. Any facsimile of this Amendment shall be considered an original document.
     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment to the Agreement as of the date first set forth above.

BRIGHTPOINT, INC.
By:	/s/ Robert J. Laikin
	Name:	Robert J. Laikin
	Title:	CEO

EMPLOYEE
/s/ Vincent Donargo
VINCENT DONARGO

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